Exhibit 3.2
THE J. M. SMUCKER COMPANY
ORRVILLE, OHIO 44667
AMENDED REGULATIONS
(As Amended August 19, 2009)
ARTICLE I
Shareholders
     SECTION 1. Annual Meeting. The annual meeting of shareholders of the Company for the election of directors, the consideration of reports made before the meeting, and the transaction of such other business as may be specified in the notice of the meeting or as may properly be brought before the meeting shall be held at the principal office of the Company in Orrville, Ohio, or at such other place either within or without the State of Ohio as may be designated by the Board of Directors or by the President and specified in the notice of such meeting at ten o’clock a.m., or at such other time as may be designated by the Board of Directors or by the President and specified in the notice of the meeting, on the third Friday of August or such other date specified in the notice of the meeting. The Board of Directors may postpone and reschedule any previously scheduled annual meeting of the shareholders.
     SECTION 2. Special Meeting. Special meetings of the shareholders of the Company may be held on any business day, when called by the Chairman of the Board, or the President, or by a majority of the members of the Board of Directors acting with or without a meeting, or by the persons who hold twenty-five percent of all the shares outstanding and entitled to vote thereat. Such meetings shall be called to convene between nine o’clock a.m. and four o’clock p.m. and shall be held at the principal office of the Company, unless the same is called by the Board of Directors, in which case such meetings may be held at any place in the State of Ohio designated by the Board and specified in the notice of such meeting. The Board of Directors may postpone and reschedule any previously scheduled special meeting of the shareholders.
     SECTION 3. Notice of Meetings. Not less than ten days before the date fixed for a meeting of shareholders, written notice of the time, place, and purposes of such meeting shall be given by the Secretary, or by the Assistant Secretary, or by any other person or persons required or permitted by law to give such notice. The notice shall be served upon or mailed to each shareholder entitled to vote at or to notice of the meeting who is of record as of the day next preceding the day on which notice is given or, if a record date thereafter is duly fixed, of record as of said date; if mailed, the notice shall be directed to the shareholders at their respective addresses as they appear upon the records of the Company. Notice of the time, place, and purpose of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder entitled to notice, which writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder at any such meeting without protesting the lack of proper notice shall be deemed to be a waiver of notice of such meeting.

     SECTION 4. Quorum. Except as may be otherwise provided by law or by the Articles of Incorporation, at any meeting of the shareholders, the holders of shares entitled to exercise a majority of the voting power of the Company and present in person or by proxy shall constitute a quorum for such meeting; except that no action required by law or by the Articles of Incorporation or these Regulations to be taken by a specified proportion of the voting power of the Company or of any class of shares may be taken by a lesser proportion; and except that the holders of shares entitled to exercise a majority of the voting power of the Company represented thereat, whether or not a quorum is present, may adjourn such meeting from time to time if any meeting is adjourned to another time or place, no notice as so such adjourned meeting need be given other than by an announcement at the meeting at which such adjournment is taken.
     SECTION 5. Proxies. Every proxy must be in a form permitted by chapter 1701 of the Ohio Revised Code. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Company of a verifiable notification of revocation or a later appointment.
     SECTION 6. Approval and Ratification of Acts of Officers and Directors. Except as otherwise provided by the Articles of Incorporation or by law, any contact, act or transaction, prospective or past, of the Company, or of the directors, or of the officers may be approved or ratified by the affirmative vote at a meeting of the shareholders, or by the written consent, with or without a meeting, of the holders of record of shares entitling them to exercise a majority of the voting power of the Company, and such approval or modification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Company.
     SECTION 7. Order of Business. (a) The Chairman, or such other officer of the Company designated by a majority of the total number of directors that the Company would have if there were no vacancies on the Board of Directors (such number being referred to as the “Whole Board”), will call meetings of shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting including, without limitation, by imposing restrictions on the persons (other than shareholders of the Company or their duly appointed proxies) who may attend any such shareholders’ meeting, by ascertaining whether any shareholder or his proxy may be excluded from any meeting of shareholders based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings of the meeting, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of shareholders.
     (b) At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given in accordance with Section 3 of these Regulations, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board, or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the Company in accordance with Section 7(c) of this Article I of these Regulations.

     (c) For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of the Company of record at the time of the giving of the notice for such annual meeting provided for in these Regulations, (ii) be entitled to vote at such meeting, and (iii) have given timely notice thereof in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 calendar days before the first anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of shareholders; provided, however, that in the event public announcement of the date of the annual meeting is not made at least 75 calendar days prior to the date of the annual meeting, notice by the shareholder to be timely must be so received not later than the close of business on the 10th calendar day following the day on which public announcement is first made of the date of the annual meeting. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Company that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (D) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business. Notwithstanding the foregoing provisions of this Code of Regulations, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this Section 7. For purposes of this Section 7, “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934 or publicly filed by the Company with any national securities exchange or quotation service through which the Company’s stock is listed or traded, or furnished by the Company to its shareholders. Nothing in this Section 7(c) will be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.
     (d) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) or (ii) otherwise brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.
     (e) The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Section 7 will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

ARTICLE II
Board of Directors
     SECTION 1. Number and Classification; Election Term of Office. The Board of Directors shall be divided into three classes. Each class shall consist of such number of directors, not fewer than three, (a) as the shareholders at any meeting of shareholders called for the purpose of electing directors of which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on the proposal may determine, or (b) as the directors, by the vote of a majority of the directors then in office may determine, except that after the number of directors in any class has been fixed by the shareholders, the directors may not increase or decrease that number by more than two. Unless and until otherwise so fixed or changed, two classes shall each consist of four directors and one class shall consist of three directors. A separate election shall be held for each class of directors at any meeting of shareholders at which a member or members of more than one class of directors is being elected. At each annual election the directors elected to the class whose term shall expire in that year shall hold office for a term of three years and until their respective successors are elected. In case of any increase in the number of directors of any class, any additional directors elected to that class shall hold office for a term that shall coincide with the full term on the remainder of the term, as the case may be, of the class.
     SECTION 2. Vacancies. In the event of the occurrence of any vacancy or vacancies in the Board of Directors, however caused, the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any such vacancy for the balance of the unexpired term.
     SECTION 3. Organization Meeting. Immediately after each annual meeting of the shareholders, the newly elected Board of Directors shall hold an organization meeting at the same place for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given.
     SECTION 4. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places within or without the State of Ohio as may be provided for in by-laws or resolutions adopted by the Board of Directors and upon such notice, if any, as shall be so provided.
     SECTION 5. Special Meetings. Special meetings of the Board of Directors may be held at any time within or without the State of Ohio upon call by the Chairman of the Board or the President or a Vice President or any two directors. Notice of each such meeting shall be given to each director by letter or telegram or in person not less than three days prior to such meeting, provided, however, that attendance of any director at any such meeting without protesting the lack of proper notice shall be deemed to be a waiver of notice of such meeting and such notice may be waived in writing, either before or after the invoking of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. Unless otherwise indicated in the notice thereof, any business may be transacted at any organization, regular, or special meeting.

     SECTION 6. Quorum. A quorum of the Board of Directors shall consist of a majority of other members of the Board of Directors then in office; provided that any organization meeting or other meeting duly held, whether a quorum is present or otherwise, may, by vote of a majority of the directors present at the meeting, adjourn from time to time and place to place without notice other than by announcement at the meeting. At each meeting of the Board at which a quorum is present, all questions and business shall be determined by a majority vote of those present except as in these Regulations otherwise expressly provided.
     SECTION 7. Committees. The Board of Directors may at any time appoint from its members an Executive, Finance or any other committee or committees, consisting of such number of members as the Board may deem advisable, each of which member shall hold office during the pleasure of the Board. Any such committee shall act only in the intervals between meetings of the Board and shall have such powers as may, from time to time, be delegated by the Board, except the power to fill vacancies in the Board or in any committee of the board. Subject to the aforesaid exception, any person dealing with the Company shall be entitled to rely upon any act of, or authorization of an act by, such committee to the same extent as if such action had been taken or authorized by the Board of Directors. Each committee shall keep full and complete records of all meetings and actions, which shall be open to inspection by the Board of Directors. Unless otherwise ordered by the Board of Directors, any such committee may prescribe its own rules for calling and holding meetings, and for its own method of procedure, and may act by a majority of its members at a meeting or without a meeting by a writing signed by all of its members.
     SECTION 8. By-Laws. The Board of Directors may adopt By-Laws for its own government, not inconsistent with the Articles of Incorporation or these Regulations.
ARTICLE III
Officers
     SECTION 1. Election and Designation of Officers. The Board of Directors, at its organization meeting, may elect a Chairman of the Board and shall elect a President, one or more Vice Presidents, a Secretary, a Treasurer, and in its discretion, an Assistant Secretary or Secretaries, an Assistant Treasurer or Treasurers, and such other officers as the Board may deem necessary. The Chairman of the Board and the President shall be directors, but no one of the other officers need be a director; provided, however, that a Vice President who is not a director shall not succeed the office of President. Any two or more of such offices, except those of President and Vice President, or Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument is required to be executed, acknowledged or verified by two or more officers.

     SECTION 2. Term of Office; Vacancies. The officers of the Company shall hold office until the next organization meeting of the Board of Directors and until their successors are elected, except in case of resignation, death or removal. The Board of Directors may remove any officer at any time with or without cause by a majority vote of the Whole Board. A vacancy in any office, however created, may be filled by election by the Board of Directors.
     SECTION 3. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and shall have such power and duties as may be prescribed by the Board of Directors.
     SECTION 4. President. Subject to directions of the Board of Directors, the President shall have general executive supervision over the property, business, and affairs of the Company. He may execute all authorized deeds, mortgages, bonds, contracts, and other obligations in the name of the Company and shall have such other power and duties as may be prescribed by the Board of Directors.
     SECTION 5. Vice Presidents. The Vice Presidents in the order designated shall perform all of the duties of the President in case of the absence or disability of the latter or when circumstance prevent the latter from acting, together with such other duties as the Board of Directors may prescribe. The power of such Vice Presidents to execute all authorized deeds, mortgages, bonds, contracts, and other obligations in the name of the Company shall be coordinated with like powers of the President and any such instrument so executed by any of such Vice Presidents shall be as valid and binding as though executed by the President.
     SECTION 6. Secretary. The Secretary shall keep the minutes of meetings of the shareholders and the Board of Directors. He shall keep such books as may be required by the Board of Directors, shall give notices of shareholders and directors meetings required by law, or by these regulations, or otherwise, and have such other powers and duties as the Board of Directors may prescribe.
     SECTION 7. Treasurer. The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations, and similar property belonging to the Company, and shall do with the same as may be ordered by the Board of Directors. He shall keep accurate financial accounts and hold the same open for the inspection and examination of the directors. On the expiration of his term of office, he shall turn over to his successor, or to the Board of Directors, all property, books, papers, and money of the Company in his hands.
     SECTION 8. Other Officers. The Assistant Secretaries, Assistant Treasurers, if any, and any other officers that the Board of Directors may elect shall have such power and duties as the Board of Directors may prescribe.
     SECTION 9. Delegation of Duties. The Board of Directors is authorized to delegate the duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

ARTICLE IV
Compensation
     SECTION 1. Directors and Members of Committees. Members of the Board of Directors and members of any committees of the Board shall, as such, receive such compensation, which may be either a fixed sum for attendance at each meeting of the Board, or at each meeting of the committee, or stated compensation payable at intervals, or shall otherwise be compensated as may be determined by the Board of Directors or any committee or the Board, which compensation may be in different amounts for various members of the Board or any committee; provided, however, that no director shall receive compensation as such, or as a member of any committee who is receiving compensation on a full-time basis from the Company either as an officer or an employee. No member of the Board of Directors and no member of any committee of the Board shall be disqualified from being counted in the determination of a quorum at any meeting of either the Board or a committee of the Board by reason of the fact that matters affecting his own compensation as a director, member or a committee of the Board, officer, or employee are to be determined, or shall be disqualified from acting other than on matters directly relating to such member’s own compensation.
     SECTION 2. Officers and Employees. The compensation of officers and employees of the Company, or the method of fixing such compensation, shall be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors. Such compensation may be by way of fixed salary, or on the basis of earnings of the Company, or any combination thereof, or otherwise, as may be determined from time to time by the Board of Directors or any committee of the Board.
ARTICLE V
Indemnification
     SECTION 1. Indemnification. The Company shall indemnify, to the full extent then permitted by law, any person who is or was a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a member of the Board of Directors or an officer or employee of the Company, or is or was serving at the request of the Company as a director, trustee, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise. The Company shall pay to the full extent then required or permitted by law expenses, including attorney’s fees, incurred by a member of the Board of Directors in defending any such action, suit, or proceeding as they are incurred, in advance of the final disposition thereof, and may pay in the same manner to the full extent then permitted by law such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Articles of Incorporation, or any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while a member of the Board of Directors or an officer or employee of the Company, and shall continue as to a person who has ceased to be a director, trustee, officer or employee and shall inure to the benefit of the heirs, executors, and administrators of such person.
     SECTION 2. Insurance. The Company may, to the full extent then permitted by law and authorized by the Board of Directors, purchase and maintain insurance or furnish similar protection, including but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any persons described in Section 1 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Company has a financial interest.
     SECTION 3. Agreements. The Company, upon approval by the Board of Directors, may enter into agreements with any persons whom the Company may indemnify under these Regulations or under law and undertake thereby to indemnify such persons and to pay in advance of any final disposition the expenses incurred by them in defending any action, suit, or proceeding against them, whether or not the Company would be required or permitted under these Regulations to indemnify any such person.
ARTICLE VI
Record Dates
     The Board of Directors may fix a date, which shall not be a past date and which shall be not more than sixty days preceding the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or (subject to contract rights with respect thereto) the date when any change or conversion or exchange of shares shall be made or go into effect, or the date as of which written consents, waivers, or releases are to be obtained from shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or any adjournments thereof, or entitled to receive payment of any such dividend, distribution, or allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, or to execute consents, waivers, or releases, and in such case, only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or any adjournments thereof, or to receive payment of such dividend, distributions, or allotments of rights, or to exercise such rights, or to execute such consents, waivers, or releases, as the case may be, notwithstanding any transfer of any shares on the books of the Company after any record date fixed as aforesaid. The Board of Directors may close the books of the Company against transfers of shares during the whole or any part of such period, including the time of such meeting of the shareholders or any adjournments thereof.

ARTICLE VII
Certificates For Shares
     SECTION 1. Form of Certificates and Signatures. Certificates for shares shall be in such form as the Board of Directors may from time to time prescribe. Such certificates shall be signed by the Chairman of the Board of Directors, or the President, or a Vice President, and by the Secretary, or an Assistant Secretary, or the Treasurer, or an Assistant Treasurer of the Company, and shall certify the number and class of shares held by the respective shareholders in such Company. When such certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Company may be facsimile, engraved, stamped, or printed. Although any officer of the Company whose manual or facsimile signature is affixed to a share certificate shall cease to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.
     SECTION 2. Transfer of Shares. Shares of the Company shall be transferable upon the books of the Company by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signature to such assignment and power of transfer as the Company or its agent may reasonably require.
     Notwithstanding the foregoing, unless the conditions set forth in sections (B) through (E) of Article Seventh of the Amended Articles of Incorporation of the Company have been satisfied, no transfer of shares of the Company to which such conditions were applicable shall be effective as to the Company, the transferor, or the transferee. Any Person (as such term is defined in paragraph (2) of Section (A) of such Article Seventh) who acquires or attempts to acquire shares of the Company in violation of such Article Seventh shall have no right to vote any of such shares of the Company on any manner to be submitted to the vote of the shareholders; in addition, those shares of the Company acquired in violation of such Article Seventh shall, at the option of the Directors of the Company, be subject to redemption, in whole or in part, by the Company at a purchase price per share equal to the lesser of (a) the price paid by the Person in acquiring the shares of the Company in violation of such Article Seventh and (b) the arithmetic average of the daily closing sale prices for shares of the same class or series traded on a national securities exchange or in the over-the-counter market for the ten trading days preceding (1) the date on which the Person, in violation of such Article Seventh, acquired the first of the shares of the Company or (2), if applicable, the date on which the Person publicly announced his intention to acquire beneficial ownership of Common Shares in a control share acquisition (as defined in such Article Seventh), whichever compensation produces the lower average.

ARTICLE VIII
Amendment to Regulations
These Regulations may be amended (a) by the affirmative vote of the shareholders of record entitled to exercise a majority of the voting power on such proposal or (b) to the extent permitted by Chapter 1701 of the Ohio General Corporation Law, by the Board of Directors.